UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 8, 2011
BROOKDALE SENIOR LIVING INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32641 (Commission File Number)	20-3068069 (IRS Employer Identification No.)
111 Westwood Place, Suite 400,
Brentwood, Tennessee 37027
((Address of principal executive offices, Zip code)
(615) 221-2250
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-4.1
EX-4.2
EX-5.1

Item 1.01. Entry into a Material Definitive Agreement.
     Underwriting Agreement
     On June 8, 2011 (the “Pricing Date”), Brookdale Senior Living Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as the representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), and RBC Capital Markets, LLC, as one of the several Underwriters named therein, pursuant to which the Company agreed to issue and sell to the Underwriters $275 million aggregate principal amount of its 2.75% Convertible Senior Notes due 2018 and, at the option of the Underwriters, up to an additional $41.25 million aggregate principal amount of its 2.75% Convertible Senior Notes due 2018 (together, the “Notes”) to cover over-allotments, if any, subject to the terms and conditions expressed therein.
     The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has also agreed to indemnify the Underwriters against various liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make in respect of those liabilities.
     Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the Underwriters or their respective affiliates have entered into the Convertible Note Hedges and Sold Warrant Transactions (in each case as defined below) with the Company and will receive a portion of the net proceeds from the offering of the Notes applied to those transactions.
     The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, attached as Exhibit 1.1 hereto, and incorporated herein by reference.
     Indenture
     The Notes will be issued pursuant to an Indenture (the “Base Indenture”), dated as of June 14, 2011, as supplemented by the Supplemental Indenture, dated as of June 14, 2011 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and American Stock Transfer & Trust Company, LLC, as trustee for the Notes (the “Trustee”).
     The terms of the Notes will be governed by the Indenture. The Notes will bear interest at a rate of 2.75% per annum on the principal amount thereof, payable semi-annually in arrears on June 15 and December 15 of each year, beginning December 15, 2011, to holders of record at the close of business on the preceding June 1 or December 1, respectively. The Notes will mature on June 15, 2018, unless earlier repurchased or converted. The Notes will not be redeemable by the Company prior to their stated maturity date.
     The Notes will be senior unsecured obligations of the Company, will be equal in right of payment with the Company’s other senior unsecured debt and will be senior in right of payment to debt of the Company that is expressly subordinated to the Notes, if any. The Notes will also be structurally subordinated to all debt and other liabilities and commitments (including trade payables) of the Company’s subsidiaries. The Notes will also be effectively subordinated to secured debt of the Company to the extent of the assets securing such debt.
     Holders may convert their Notes at their option at any time prior to the close of business on the second trading day immediately preceding the stated maturity date of the Notes, under the following circumstances:
•	during any fiscal quarter commencing after the fiscal quarter ending September 30, 2011, if the last reported sale price of the Company’s common stock, par value $0.01 per share (“Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•	during the five business day period after any five consecutive trading day period, or the “measurement period,” in which the trading price per $1,000 principal amount of Notes for each trading day of that measurement period was less than 98% of the product of the last reported sale price of Common Stock and the applicable conversion rate on each such day; or

•	upon the occurrence of specified corporate events as described in the Indenture.
     In addition, holders may convert the Notes at their option at any time beginning on March 15, 2018, and ending on the close of business on the second scheduled trading day immediately preceding the stated maturity date of the Notes, without regard to the foregoing circumstances.
     The initial conversion rate for the Notes will be 34.1006 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $29.325 per share of Common Stock. Such conversion rate will be subject to adjustment in certain events but will not be adjusted for accrued interest as more fully set forth in the Indenture. Upon conversion, the Company will satisfy its conversion obligation under the Indenture by paying or delivering, as the case may be, cash, shares of Common Stock or a combination thereof in its election as more fully described in the Indenture.
     In addition, upon the occurrence of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase all or a portion of the Notes at a purchase price of 100% of the principal amount of the Notes, plus any accrued and unpaid interest, if any, to but not including the fundamental change repurchase date. Holders who convert their Notes in connection with a Make-Whole Fundamental Change, as defined in the

Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate.
     The events of default, which may result in the acceleration of the maturity of the Notes, include default by the Company in the payment of principal of the Notes, default by the Company in the payment of interest on the Notes when due and the continuance of such default for a period of 30 days, failure by the Company to perform certain of its agreements required under the Indenture if such failure continues for 60 days after notice is given in accordance with the Indenture, failure by the Company to comply with its conversion obligations upon exercise of a holder’s conversion right under the Indenture when due if such failure continues for 5 business days, failure by the Company to provide timely notice of a fundamental change, if required, and such failure continues for 5 business days after notice of such failure is given, a default or defaults by the Company or any of its Significant Subsidiaries (as defined in the Indenture) under indebtedness of the Company (other than Notes) or of such Significant Subsidiaries of at least $50 million, individually or in the aggregate, which resulted in the acceleration of the maturity of such indebtedness prior to its express maturity or that constitutes a failure to pay at least $50.0 million of such indebtedness when due and payable after the expiration of any applicable grace period, the entry against the Company or any of its Significant Subsidiaries of final judgment or judgments for payment of money in an aggregate amount in excess of $50 million, and certain events of bankruptcy or insolvency involving the Company or any of its Significant Subsidiaries.
     If an event of default, other than an event of default involving bankruptcy or insolvency of the Company or any of its Significant Subsidiaries, occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the Company (and to the Trustee if given by the holders), may declare 100% of the principal amount of, and accrued and unpaid interest (including additional interest, if any) on all the Notes then outstanding, to be due and payable immediately. If an event of default involving bankruptcy or insolvency events with respect to the Company occurs, then 100% of the principal amount of, and all accrued and unpaid interest on, all the Notes, will automatically become immediately due and payable without any notice or other action by the Trustee or any holder. Notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture shall, for the first 365 days after the occurrence of such an event of default (which will be the 60th day after written notice is provided in accordance with the terms of the Indenture), consist exclusively of the right of the holders of the Notes to receive additional interest on the Notes. On the 366th day after such event of default (if such violation is not cured or waived prior to such 366th day), the Notes will be subject to acceleration as set forth in the Indenture.
     The public offering price of the Notes was 100% of the principal amount thereof. The Company estimates the net proceeds from the offering of the Notes, after deducting estimated fees and expenses and the Underwriters’ discounts and commissions, will be approximately $267.8 million ($308.1 million if the Underwriters’ exercise in full their over-allotment option). The Company intends to use (i) a portion of such net proceeds, together with proceeds from the Sold Warrant Transactions, to pay the cost of the Convertible Note Hedges and (ii) the remaining net proceeds to repay a portion of its outstanding mortgage debt and for general corporate purposes.
     The Notes will be sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-174766) under the Securities Act. The Company has filed with the Securities and Exchange Commission a prospectus supplement, dated June 8, 2011, together with the accompanying prospectus, dated June 7, 2011, relating to the offering and sale of the Notes.
     The above description of the Base Indenture, the Supplemental Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Base Indenture, the Supplemental Indenture and the Form of Note, attached as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and incorporated herein by reference.
     Convertible Note Hedge and Warrant Transactions
     In connection with the offering of the Notes, on the Pricing Date the Company entered into convertible note hedge transactions (the “Convertible Note Hedges”) with certain financial institutions affiliated with the underwriters (the “Hedge Counterparties”). The Convertible Note Hedges cover, subject to customary anti-dilution adjustments, 9,377,665 shares of Common Stock, assuming the Underwriters do not exercise their over-allotment option to purchase additional Notes. Also on the Pricing Date, the Company entered into warrant transactions with the Hedge Counterparties whereby the Company sold to the Hedge Counterparties warrants to acquire, subject to customary anti-dilution adjustments, up to 9,377,665 shares of Common Stock (the “Sold Warrant Transactions”), assuming the Underwriters do not exercise their over-allotment option to purchase additional Notes. If the Underwriters exercise their option to purchase additional Notes granted pursuant to the Underwriting Agreement, the Company shall increase the number of shares of Common Stock underlying the Convertible Note Hedges and the Sold Warrant Transactions and expects to use a portion of the net proceeds from the sale of the additional Notes to pay the net cost of such increase.
     The Convertible Note Hedges are expected to reduce the potential dilution with respect to Common Stock upon conversion of the Notes in the event that the price per share of Common Stock at the time of exercise is greater than the strike price of the Convertible Note Hedges, which corresponds to the initial conversion price of the Notes and is similarly subject to customary anti-dilution adjustments. If, however, the price per share of Common Stock exceeds the strike price of the Sold Warrant Transactions when they expire, there would be additional dilution from the issuance of Common Stock pursuant to the warrants.
     The Convertible Note Hedges and Sold Warrant Transactions are separate transactions (in each case entered into by the Company and Hedge Counterparties), are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. Holders of the Notes do not have any rights with respect to the Convertible Note Hedges or the Sold Warrant Transactions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit
Number	Description
1.1	Underwriting Agreement, dated as of June 8, 2011, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as the representatives of the underwriters named in Schedule I thereto, and RBC Capital Markets, LLC, as one of the several Underwriters named therein.

4.1	Indenture, dated as of June 14, 2011, between the Company and American Stock Transfer & Trust Company, LLC, as Trustee.

4.2	Supplemental Indenture, dated as of June 14, 2011, between the Company and American Stock Transfer & Trust Company, LLC, as Trustee.

4.3	Form of Note (included as part of Exhibit 4.2).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 14, 2011

BROOKDALE SENIOR LIVING INC.
By:	/s/ T. Andrew Smith
	Name:	T. Andrew Smith
	Title:	Executive Vice President, General Counsel and Secretary

[Form 8-K]

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 8, 2011, by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as the representatives of the underwriters named in Schedule I thereto, and RBC Capital Markets, LLC, as one of the several Underwriters named therein.

4.1	Indenture, dated as of June 14, 2011, between the Company and American Stock Transfer & Trust Company, LLC, as Trustee.

4.2	Supplemental Indenture, dated as of June 14, 2011, between the Company and American Stock Transfer & Trust Company, LLC, as Trustee.

4.3	Form of Note (included as part of Exhibit 4.2).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).